                                   Exhibit 21

                        Subsidiaries of the Corporation

Exhibit 21.  Parents and Subsidiaries
- -------------------------------------

                                                       Percent     State of
Parent Company        Subsidiaries                      Owned    Incorporation
- --------------        ------------                      -----    -------------
Commercial Federal    Commercial Federal Bank,             100%  Nebraska
Corporation           a Federal Savings Bank

                      Commercial Investment                100%  Nebraska
                      Subsidiary, Inc.

Commercial Federal    Commercial Federal Service           100%  Nebraska
Bank, a Federal       Corporation
Savings Bank
                      Trampe and Associates Company        100%  Nebraska

                      Commercial Federal Mortgage          100%  Nebraska
                      Corporation

                      Commercial Marketing, Inc.           100%  Nebraska

                      Commercial Federal Investment        100%  Nebraska
                      Corporation

                      Commercial Federal Investment        100%  Nebraska
                      Services, Inc.

                      Commercial Financial Investment      100%  Nebraska
                      Associates, Inc.

                      ESL Corporation                      100%  Colorado

                      Commercial Federal Insurance         100%  Nebraska
                      Corporation

                      Empire Capital Corporation I         100%  Colorado

                      Roxborough Acquisition Corp.         100%  Nebraska

                      CF Woodlands Properties, Inc.        100%  Nebraska

                      CFT Company                          100%  Nebraska

                      Provident Investment, Inc.           100%  Nebraska

                                                     Percent     State of
Parent Company        Subsidiaries                    Owned    Incorporation
- --------------        ------------                    -----    -------------
Commercial Federal    Commercial Federal Realty          100%  Nebraska
Service Corp.         Investors Corporation

                      C.H.E., Inc.                       100%  Nebraska

                      Commercial Federal Affordable      100%  Nebraska
                      Housing, Inc.

Commercial Federal    Metro Title and                    100%  Nebraska
Mortgage Corp.        Escrow Company, Inc.

Commercial            Systems Marketing, Inc.            100%  Arizona
Marketing, Inc.

C.H.E., Inc.          Commercial Hospitality, Inc.       100%  Texas

                      Commercial Hospitality             100%  Florida
                      Enterprises, Inc.

Systems Marketing,    Financial Investment               100%  Illinois
Inc.                  Associates, Inc.

Commercial Federal    ComFed Insurance Services          100%  British
Insurance Corp.       Company, Limited                         Virgin Islands

- --------------------------------------------------------------------------------

Note: All of the material accounts of the above listed companies are consolidated in the Corporation's consolidated financial statements. All significant intercompany balances and transactions have been eliminated.